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                                                                   Exhibit 23(a)

INDEPENDENT AUDITORS' CONSENT

We consent to: (a) the incorporation by reference in this Registration Statement of HE Holdings, Inc. on Form S-4 of our reports dated January 28, 1997 on the consolidated financial statements and financial statement schedule of General Motors Corporation and subsidiaries and on the consolidated financial statements of Hughes Electronics Corporation and subsidiaries appearing in the Annual Report on Form 10-K of General Motors Corporation for the year ended December 31, 1996 and (b) the use of our report dated March 21, 1997 on the combined financial statements of the Defense Business of Hughes Electronics Corporation, our report dated October 3, 1997 on the combined financial statements of the Delco Electronics Corporation and Related Entities, and our report dated October 3, 1997, except for Note 14, as to which the date is November 3, 1997, on the combined financial statements of the Telecommunications and Space Business of Hughes Electronics Corporation appearing in the Solicitation Statement/Prospectus, which is part of this Registration Statement. We also consent to the references to us under the headings "Introduction - Summary Financial Information" "Hughes Defense Selected Combined Historical Financial Data," "Delco Selected Combined Historical and Pro Forma Financial Data," "Hughes Telecom Selected Combined Historical and Pro Forma Financial Data" and "Experts" in such Solicitation Statement/Prospectus.


Detroit, Michigan                       /s/ Deloitte & Touche
November 6, 1997